EX-32.2 CERTIFICATIONS OF CFO PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT

Exhibit 32.2

CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Annual Report of Net 1 U.E.P.S. Technologies, Inc., a Florida corporation (the "Company"), on Form 10-K for the year ended June 30, 2004, as filed with the Securities and Exchange Commission (the "Report"), Herman G. Kotze, Chief Financial Officer of the Company, hereby certifies, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

               (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

               (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Herman G. Kotze
Herman G. Kotze Chief Financial Officer October 8, 2004

[A signed original of this written statement required by Section 906 has been provided to Net 1 U.E.P.S. Technologies, Inc. and will be retained by Net 1 U.E.P.S. Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.]